Exhibit 99.4

M*Modal Employee Q&A

General Questions

1.	Why sell the Company? I didn’t know we were for sale?

Our Board of Directors, after considering a number of factors and receiving advice from its advisers, has determined that this transaction is in the best interest of our shareholders and has recommended that the Company’s shareholders tender their shares into the tender offer.

2.	How did you come to a view that this is good value for shareholders?

Our Board of Directors engaged two financial advisers, thoroughly analyzed its strategic and financial alternatives in light of industry conditions, its business plan and the risks associated with each alternative and received a fairness opinion from Macquarie Capital that the consideration to be received in the transaction is fair from a financial point of view before voting unanimously to approve this transaction. The transaction represents an 8.3% premium over the closing price on July 2, 2012, the last full trading day before today’s announcement, a 19.3% premium over the 180-day volume weighted average closing price of M*Modal common stock ending on such date and a 33.8% premium over the 52-week volume weighted average closing price of M*Modal common stock ending on such date.

3.	Who is One Equity Partners? How familiar are they with this space?

One Equity Partners (OEP) is a private equity firm established in 2001 and manages over $10 billion of proprietary investments and commitments for JPMorgan Chase & Co. Partnering with management, OEP invests in transactions that initiate strategic and operational changes in businesses to create long-term value, specializing in the technology, telecommunications and healthcare industries.

Since 2001, OEP has invested approximately $9 billion to acquire over sixty companies in a variety of industries including chemicals, healthcare, technology, travel and manufacturing.

4.	Did you talk to other potential buyers and who were they?

Yes, our Board of Directors hired investment bankers to contact a variety of potential acquirers. Ultimately, our Board determined that this transaction was in the best interest of our shareholders. The background of the transaction will be described in more detail in the tender offer documentation that will be provided to shareholders and made publicly available.

5.	How long will this transaction take to close? What are the approval processes? Is there risk the transaction won’t close?

We expect the transaction, which is subject to the completion of a tender offer (or, if the tender offer is not consummated, shareholder approval), the receipt of antitrust approval or expiration under the Hart-Scott-Rodino (HSR) Act and other customary closing conditions, to close in the third quarter of 2012.

6.	What is the minimum number of shares that must be tendered for the tender offer to be consummated?

Before the tender offer may be consummated, a minimum of a majority of the shares of the Company’s common stock (on a fully diluted basis) must be tendered. Investment funds affiliated with S.A.C. Private Capital Group LLC, collectively the Company’s largest shareholder owning approximately 31% of the Company’s outstanding shares in the aggregate, have agreed to tender their shares into the offer and to support the transaction.

7.	Is there going to be a new senior management team?

The current expectation is for the existing management team to remain in place following the close of the transaction.

8.	What will Vern and the management team do during this interim period before the transaction is closed?

They will continue implementing the Company’s strategic business plan, focused on growing sales and profits.

9.	What happens to M*Modal’s Board of Directors?

Upon completion of the merger, a new board of directors, appointed by affiliates of One Equity Partners, will lead the organization.

10.	What do you expect will be the reaction from your employees/customers?

We view this as a change in financial ownership with minimal impact on the day-to-day business or company direction. Our employees and customers have benefitted from the rapid execution of the strategic transformation we initiated over a year ago. We believe that the strength and experience of One Equity Partners will enhance our ability to deliver on the strategies and initiatives of the Company.

11.	Is the name or brand of the Company going to change?

We have received positive feedback on the recent rebranding of the company to M*Modal and expect to build upon the momentum going forward.

Investor Questions

12.	Are analysts’ estimates the right ones to think about or are you above/below these?

Analysts’ estimates are their own. We do not comment on those estimates.

13.	What was the premium on the transaction?

Under the terms of the agreement, which was unanimously approved by M*Modal’s Board of Directors, M*Modal shareholders will receive $14.00 in cash for each outstanding share of M*Modal common stock they own representing an 8.3% premium over the closing price on July 2, 2012, the last full trading day before today’s announcement, a 19.3% premium over the 180-day volume weighted average closing price of M*Modal common stock ending on such date and a 33.8% premium over the 52-week volume weighted average closing price of M*Modal common stock ending on such date.

14.	What are the source of funds for the buyer and how certain are those funds?

Bank of America Merrill Lynch and RBC Capital Markets are providing committed financing to One Equity Partners, subject to certain customary conditions. The proceeds of such debt financing, together with equity provided by affiliates of One Equity Partners, is expected to be sufficient to purchase all outstanding shares and pay transaction fees and expenses.

15.	Is there a reverse break-up fee and how much is that fee?

The details of the transaction will be set forth in the tender offer documentation that will be provided to shareholders and filed with the SEC by affiliates of One Equity Partners and the Company.

16.	What are the impacts to the Company if the deal does not close?

The Company and its employees will continue to focus on executing our strategy.

17.	Is this a management buyout?

No. Affiliates of One Equity Partners, not the M*Modal management team, are acquiring the Company.

18.	What percentage ownership will existing management have in the new company?

The details of the transaction will be set forth in the tender offer documentation that will be provided to shareholders and filed with the SEC by affiliates of One Equity Partners and the Company.

19.	Will there be a shareholder vote? When will it be?

No shareholder vote is required unless the tender offer is not consummated.

20.	Who are your advisers in the transaction?

Macquarie Capital and RBC Capital are our financial advisers on the transaction. Simpson Thacher & Bartlett LLP is acting as our legal advisers.

21.	Given the timing, should we read anything into what this means for your second quarter results and your guidance for 2012?

We still intend to report our results for the second quarter in mid-August, as previously scheduled. We will not be making any comments on our guidance or expected results at this time.

Customer Related Questions

22.	How will the ownership changes and the associated capital structure changes in M*Modal affect the Company?

Following the consummation of the transaction, the Company will be owned by affiliates of One Equity Partners. Our focus on our customers will remain the same.

23.	Who are the banks that provide the debt for this transaction?

Affiliates of Bank of America Merrill Lynch and RBC Capital Markets have provided committed debt financing for the transaction, subject to certain customary conditions.

24.	What is the intention of the new investors and what is their time horizon?

We believe that OEP has an in depth knowledge of the health care services market and values our unique offering. They have told us they believe very strongly that the best way to maximize their investment is through development of innovative products and high level customer service.

25.	Does One Equity Partners have a track record of similar investments and how did these companies do?

The team behind OEP has successfully completed the acquisition/buy-out of numerous companies. Since 2001, OEP has invested approximately $9 billion to acquire over sixty companies in a variety of industries including chemicals, healthcare, technology, travel and manufacturing.

26.	Will anything change from our perspective? Will I still be working with the same team?

From a customer perspective, very little should change. M*Modal expects to continue to operate business-as-usual through the close of the transaction and beyond. We will continue to strive to provide you with innovative solutions and exceptional services and support.

27.	What does this mean for future investment in R&D and products?

M*Modal will continue to focus on delivering world class products to our customers. Our focus and strategy as a company has not changed with the announcement of this transaction.

28.	What does this mean to your relationships with large vendors / integrators that partner with you to serve us?

We do not expect any changes in our relationships with our partners as a result of this transaction.

29.	Will you be changing your product lines or discontinuing any services?

This transaction contemplates the continuation and acceleration of our business strategy. All current decisions relative to products and services are consistent with that strategy.

Employee Related Questions

30.	Are there going to be any organizational changes? Layoffs?

We do not currently expect any large organizational shifts or material changes in employee populations globally.

31.	How is my role going to change? How does this affect my work/group/division?

There are no immediate changes to either your work or the organizational structure of M*Modal. You can expect to do the same work tomorrow that you do today. Going forward, we still have much integration work left that we launched in the first quarter of fiscal 2012. As always, we continuously evaluate our business to ensure that we are best positioned for success.

32.	What impact will this have on career opportunities?

This transaction should not have any impact on your career opportunities. As is the situation today, your career opportunities are expected to expand as we grow and expand the business.

33.	Will the new investors change how we run the company?

We expect that they will continue to support the execution of our strategy and offer their vast business experience and support going forward. Through due diligence, OEP has been exposed to our management system, which we expect will remain the foundation for how we run the company.

34.	I am a contractor what will this mean for me?

This transaction should have no impact on your relationship with M*Modal.

35.	Will we become employees of One Equity Partners?

No, you will remain employed by M*Modal, which will be owned by affiliates of One Equity Partners following the closing of the transaction.

36.	Will employee email addresses change, and if so, when?

Your work contact information will not change as a result of this transaction.

37.	What happens to my existing stock options/Restricted Share Grants/RSUs?

At the closing of the transaction, your current vested equity will be valued at $14.00 per share, net of any exercise or grant price and any then unvested equity will immediately vest and will also be valued at $14.00 per share, net of any exercise or grant price. Additional information regarding the transaction specifics as it relates to employee held equity will be supplied as we move from announcing to closing the transaction.

38.	Will M*Modal’s equity grant practice continue?

No. The current program is designed for a publicly traded company. We expect to continue to offer competitive compensation packages to retain and attract our employee base.

39.	Will I continue to get paid on the same schedule?

Yes. You will continue to be paid on the same schedule.

40.	What will the impact be on recruiting?

We will continue our efforts to recruit the best possible candidates to work for M*Modal.

41.	What does this mean for the Management Incentive Plan for 2012?

The 2012 Management Incentive Plan (MIP) will remain in place for the remainder of 2012 with payouts determined by the objectives set forth in the plan. Consistent with past practice, we will make the determination of achievement against these objectives in the first quarter of 2013.

Important Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of M*Modal or any other securities. On the commencement date of the tender offer, affiliates of One Equity Partners will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (SEC). At or around the same time, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of M*Modal common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Investors and security holders are urged to read both the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents) and the solicitation/recommendation statement regarding the tender offer, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. The tender offer statement will be filed with the SEC by affiliates of One Equity Partners, and the solicitation/recommendation statement will be filed with the SEC by M*Modal. Investors and security holders may obtain a free copy of these statements (when available), the merger agreement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by an affiliate of One Equity Partners (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to M*Modal at Investor Relations, 9009 Carothers Parkway, Suite C-2, Franklin, Tennessee, or ir@mmodal.com.

Forward-Looking Statements

Information provided and statements contained in this communication that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this communication, and the Company assumes no obligation to update the information included in this communication. Statements made in this communication that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this communication.